UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2009

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyTel Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this current report on Form 8-K, references to “CenturyTel,” “we,” “us” and “our” refer to CenturyTel, Inc.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of October 26, 2008 (the “Merger Agreement”), among Embarq Corporation (“Embarq”), CenturyTel and Cajun Acquisition Company, a wholly owned subsidiary of CenturyTel (“Merger Sub”), Merger Sub merged with and into Embarq, with Embarq continuing as the surviving corporation and as a wholly owned subsidiary of CenturyTel (the “Merger”).

As a result of the Merger, each outstanding share of Embarq common stock was converted into the right to receive 1.37 shares of our common stock (“CTL common stock”), with cash paid in lieu of fractional shares. As a result of the Merger, we will deliver approximately $6.0 billion in CTL common stock to Embarq stockholders, based on the number of Embarq shares outstanding as of June 30, 2009 and the closing price of the CTL common stock on June 30, 2009.

As previously announced, we plan to begin conducting business under the brand name CenturyLink in conjunction with consummating the Merger.  We plan to formally change our name to “CenturyLink, Inc.” upon receipt of shareholder approval, which we expect to solicit in May 2010.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this current report on Form 8-K and is incorporated by reference herein.  Copies of press releases announcing the receipt of the final required regulatory approval and the completion of the Merger are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed upon by the parties, which are not necessarily reflected in the Merger Agreement, in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information described under Item 5.03 below is incorporated by reference herein.

Item 5.01.	Changes in Control of the Registrant.

As a result of the Merger, former Embarq stockholders held approximately 66% of the outstanding CTL common stock immediately following the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors.   Effective upon completion of the Merger, we expanded the size of our Board of Directors from 12 to 15 members.  At such time, pursuant to the Merger Agreement, our Board appointed the individuals set forth below (each of whom served as a director of Embarq prior to the effective time of the Merger) to the respective classes and principal committees of the Board specified below:

Name	Class	Principal Committee(s)	Term Expires
William A. Owens	I	Nominating	2010
Stephanie M. Shern	I	Audit, Compensation	2010
Peter C. Brown	II	Audit, Risk Evaluation	2011
Richard A. Gephardt	II	Nominating	2011
Thomas A. Gerke	II	--	2011
Steven A. Davis	III	Risk Evaluation	2012
Laurie A. Siegel	III	Compensation (Chair)	2012

In connection with their appointments as outside directors, each of the new directors listed above will receive a grant of 3,161 restricted shares of our common stock on July 2, 2009.  With respect to each such restricted share award, the shares of restricted stock will vest upon the earlier of (i) one-third per year on each of May 15, 2010, May 15, 2011 and May 15, 2012, (ii) the date the director dies or becomes disabled, or (iii) the occurrence of a change of control, all as described further in our directors stock plan.  In addition, these shares of restricted stock will have such other terms as are set forth in our directors stock plan and in the form of restricted stock agreement to be entered into with each director.

In connection with being appointed Chairman of the Board in accordance with the Merger Agreement, William A. Owens will receive an additional grant of 6,321 restricted shares of our common stock on July 2, 2009.  These shares of restricted stock granted to Mr. Owens have the same terms as the above-described grants of restricted stock to the new outside directors, except that all of his shares of restricted stock will vest upon the earlier of (i) May 15, 2010, (ii) the date he dies or becomes disabled, or (iii) the occurrence of a change of control, all as described further in our directors stock plan.

In connection with consummating the Merger, our Board authorized a new form of indemnification agreement for our directors and officers.  These agreements are intended to supersede the existing indemnity agreements between us and each of our directors and officers.  Our new form of indemnification agreement is attached hereto as Exhibit 99.3 to this current report on Form 8-K and is incorporated by reference herein.

Members of our Board are subject to our Corporate Governance Guidelines, which, among other things, prohibit a director from serving on more than two additional unaffiliated public company boards.  In addition to serving on our Board, Richard A. Gephardt, William A. Owens and Stephanie M. Shern serve on the board of directors of more than two unaffiliated public companies.  In connection with appointing each of them to the Board, the Board waived compliance by each such individual with the above-described service limitation, subject to the understanding that this waiver permits such individuals to serve only on the boards of the unaffiliated companies on which they are currently serving, unless and until the individual is permitted to accept a new directorship under our Corporate Governance Guidelines then in effect due to any future reductions in the number of the individual’s directorships, any future changes in such guidelines, or any future additional waivers granted by the Board.

Resignation of Directors.  Effective immediately prior to the completion of the Merger, each of William R. Boles, Jr., Calvin Czeschin, James B. Gardner and Jim D. Reppond retired from our Board of Directors.

Other Changes in Management.  For information on additional changes in management made in connection with the Merger, see Item 8.01 below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2009, in connection with the Merger Agreement and as approved by our shareholders on January 27, 2009, we filed Amended and Restated Articles of Incorporation to (i) eliminate our time-phase voting structure, which previously entitled persons who beneficially owned shares of our common stock continuously since May 30, 1987 to ten votes per share, and (ii) increase the authorized number of shares of our common stock from 350 million to 800 million.  As so amended and restated, our Articles of Incorporation provide that each share of CTL common stock is entitled to one vote per share with respect to each matter properly submitted to shareholders for their vote, consent, waiver, release or other action, and authorize the issuance of up to 800 million shares of CTL common stock.  These amendments reflect changes contemplated or necessitated by the Merger Agreement and are described in detail in our joint proxy statement-prospectus dated December 22, 2008.

Effective July 1, 2009, we amended our bylaws to effect a variety of changes, including the following:

•
We amended Sections 1.1, 1.2 and 2.2 of Article I of our bylaws to (i) clarify the management positions that we are required or permitted to maintain, (ii) eliminate various references to succession planning, (iii) provide for the possibility of electing more than one vice chairman and electing non-executive chairman or vice chairman, (iv) revise the scope of the powers of the Chairman and the Vice Chairmen, (v) authorize the Board to periodically designate certain officers as our executive officers, (vi) authorize multiple assistant secretaries and (vii) make clarifying changes to the powers and responsibilities of certain officers.

•
Pursuant to our obligations under the Merger Agreement, we added Article I, Section 3, of our bylaws to provide that William A. Owens will serve as our Chairman, and to provide that if he ceases to be Chairman at any time before July 1, 2010, his replacement will be chosen from among Peter C. Brown, Steven A. Davis, Richard A. Gephardt, Thomas A. Gerke, Stephanie M. Shern or Laurie A. Siegel.

•
We amended Sections 3.1 and 3.2 of Article II of our bylaws to (i) provide that special board meetings may be called by the Chief Executive Officer, as well as the Chairman, and (ii) shorten the notice periods for calling special board meetings.

•	We amended Article II, Section 10, of our bylaws to conform our indemnification bylaw to the terms of the form of indemnification agreement described above under Item 5.02.

•	We amended Article III, Section 1, of our bylaws to eliminate the Executive Committee of the Board.

•
We amended Article III, Section 5, of our bylaws to eliminate the power of the Chairman to fill committee vacancies when the Board is not in session, and instead empowered the Nominating and Corporate Governance Committee to fill any committee vacancy that is not filled by the Board within 30 days (subject to a provision that requires, for a one-year period ending on July 1, 2010, any vacancy relating to a committee position previously held by a director who served CenturyTel or Embarq immediately prior to the Merger to be filled by another director who previously served CenturyTel or Embarq, respectively).

•
We amended Article IV, Section 3, of our bylaws to provide that special shareholder meetings may be called only by the Board or, as previously provided, the holders of a majority of the total voting power.

•	We amended Article IV, Section 6.1, of our bylaws to reduce the quorum required to organize our shareholder meetings.

•	We amended Article V of our bylaws to authorize us to issue uncertificated shares of stock.

•	We amended Article VIII of our bylaws to authorize executive officers, as well as the Board, to designate officers with authority to sign checks, drafts and notes on our behalf.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are incorporated by reference as Exhibits 3.1 and 3.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

Change in Committee Responsibilities of Continuing Directors.  In connection with the Merger, eight of our incumbent directors will continue to serve as directors, each in the same class of directorship to which they were allocated immediately prior to the Merger.  Listed below are the new principal committee positions of these eight incumbent directors:

Name	Principal Committee(s)
Virginia Boulet	Compensation, Nominating (Chair)
W. Bruce Hanks	Audit (Chair), Risk Evaluation
Gregory J. McCray	Nominating, Risk Evaluation
C. G. Melville, Jr.	Nominating, Risk Evaluation (Chair)
Fred R. Nichols	Audit, Compensation
Harvey P. Perry	Compensation
Glen F. Post, III	―
Joseph R. Zimmel	Audit

Change in Responsibilities of Executive Officers.  Glen F. Post, III and Karen A. Puckett continue to serve as our principal executive officer and principal operating officer, respectively.  Effective upon completion of the Merger, Mr. Post now serves as our Chief Executive Officer and President, and Ms. Puckett now serves as our Executive Vice President and Chief Operating Officer.

Mike Maslowski, age 61, has announced his intention to retire later this year.  Prior to then, Mr. Maslowski will assist our management team with merger integration activities.  Mr. Maslowski served as one of our executive officers between 1999 and the effective date of the Merger.

R. Stewart Ewing, Jr., Stacey W. Goff and David D. Cole continue to serve as executive officers with titles and responsibilities substantially similar to their titles and responsibilities prior to the effective date of the Merger.

Appointment of New Executive Officers.  Effective upon completion of the Merger, we appointed three former executives of Embarq as executive officers of CenturyTel.

We have appointed Thomas A. Gerke as Executive Vice Chairman with supervisory responsibility for all of our human resource functions and all of our state and federal regulatory activities.  From March 3, 2008 until the effective time of the Merger, Mr. Gerke served as President and Chief Executive Officer of Embarq, after serving in the same role in an interim capacity since December 2007.  Mr. Gerke previously served as General Counsel – Law and External Affairs for Embarq from May 2006 until December 2007, and had additional responsibility for Embarq’s Wholesale Markets business unit from January 2007 to December 2007.  Prior to then, Mr. Gerke served from August 2005 until May 2006 as General Counsel – Law and External Affairs for the local telecommunications division of Sprint Nextel Corporation, Embarq’s former parent company.  From May 2003 until August 2005, Mr. Gerke served as Executive Vice President–General Counsel and External Affairs of Sprint Corporation.  Mr. Gerke is 53 years of age.

We have also appointed Dennis G. Huber as Executive Vice President – Network and Information Technology.  From July 2008 until the effective time of the Merger, Mr. Huber served as Chief Technology Officer of Embarq.  Mr. Huber served as Senior Vice President, Corporate Strategy and Development for Embarq from December 2007 through June 2008 and as Senior Vice President of Product Development for Embarq from October 2006 until December 2007.  Mr. Huber served as Senior Vice President of Wireless Solutions for Embarq from August 2006 until October 2006.  From January 2003 to August 2005, Mr. Huber served as President of Sprint North Supply Company, an affiliate of Embarq’s former parent company.  Mr. Huber is 49 years of age.

In addition, we have appointed William E. Cheek as President – Wholesale Operations.  From May 2006 until the effective time of the Merger, Mr. Cheek served as President, Wholesale Markets for Embarq.  Mr. Cheek served in this role at the local telecommunications division of Sprint Nextel Corporation from August 2005 until May 2006 and as Assistant Vice President, Strategic Sales and Account Management in Sprint Business Solutions from January 2004 until July 2005.  Mr. Cheek is 53 years of age.

Announcement of Completion of Merger.  On June 25, 2009, we issued a press release announcing the receipt of the final regulatory approval required to complete the Merger, and on July 1, 2009, we issued a press release announcing the completion of the Merger and related events.  Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The consolidated financial statements of Embarq Corporation for the quarterly periods ended March 31, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006 are attached as Exhibit 99.4 to this current report on Form 8-K.

(b)	Pro forma financial information.

CenturyTel intends to file unaudited pro forma combined condensed financial information reflecting the Merger no later than 71 calendar days after the date that this current report on Form 8-K is required to be filed.

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

:	By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller

Dated: July 1, 2009

EXHIBIT INDEX *

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 26, 2008, among CenturyTel, Inc., Embarq Corporation and Cajun Acquisition Company (incorporated by reference to Exhibit 99.1 of our Current Report on Form 8-K filed on October 30, 2008).

3.1	Amended and Restated Articles of Incorporation of CenturyTel, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to our Registration Statement on Form 8-A filed on July 1, 2009).
3.2	Amended and Restated Bylaws of CenturyTel, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to our Registration Statement on Form 8-A filed on July 1, 2009).
23.1	Consent of KPMG LLP, independent registered public accounting firm for Embarq Corporation.
99.1	Press release dated June 25, 2009, announcing the receipt of the final regulatory approval required to complete the Merger.
99.2	Press release dated July 1, 2009, announcing the completion of the Merger.
99.3	Form of Indemnification Agreement entered into by CenturyTel, Inc. and its directors.
99.4	For the quarterly periods ended March 31, 2009 and 2008, the following consolidated financial statements of Embarq Corporation are filed herewith:
a). Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008 (Unaudited)
b). Consolidated Statements of Operations and Comprehensive Income for the Quarterly Periods Ended March 31, 2009 and 2008 (Unaudited)
c). Consolidated Statements of Cash Flows for the Quarterly Periods Ended March 31, 2009 and 2008 (Unaudited)
d). Consolidated Statement of Stockholders’ Equity for the Quarterly Period Ended March 31, 2009 (Unaudited)
e). Condensed Notes to Consolidated Financial Statements (Unaudited)

For the years ended December 31, 2008, 2007 and 2006, the following consolidated financial statements of Embarq Corporation (retrospectively reclassified for all periods and dates to report the financial results of Embarq’s logistics business as discontinued operations) are filed herewith:

a). Report of KPMG LLP, Independent Registered Public Accounting Firm
b). Consolidated Balance Sheets as of December 31, 2008 and 2007
c). Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2008, 2007 and 2006
d). Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006 e). Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2008, 2007 and 2006
f). Notes to Consolidated Financial Statements.

* Each exhibit listed above is filed herewith, except for Exhibits 2.1, 3.1 and 3.2.